EXHIBIT 99.7

ADOBE SYSTEMS INCORPORATED

AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT GRANT NOTICE

(DIRECTOR — ANNUAL GRANT)

Adobe Systems Incorporated (the “Company”), pursuant to its Amended and Restated 2003 Equity Incentive Plan (the “Plan”), hereby awards to Participant the Restricted Stock Unit Award (the “Award”) covering the number of Restricted Stock Units set forth below.  This Award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Unit Award Agreement (the “Award Agreement”) and the Plan, each of which are attached hereto and incorporated herein in their entirety.  Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Plan or the Program, as applicable.

Participant:	%%FIRST_NAME%-% %%LAST_NAME%-%
Date of Grant:	%%OPTION_DATE,’Month DD, YYYY’%-%
Number of Restricted Stock Units:	%%TOTAL_SHARES_GRANTED%-%
Payment for Stock:	Participant’s services to the Company (to the greatest extent permitted by applicable law)

Vesting Schedule:  This Award shall vest as to one hundred percent (100%) of the Restricted Stock Units on the day immediately preceding the day of the first annual meeting of the stockholders of the Company following the Date of Grant ; provided, however, that the Participant’s Service has not terminated prior to such vesting date.

In the event of a Change of Control, any unvested portions of this Award shall become immediately vested in full as of immediately prior to the effective date of the Change of Control, subject to the consummation of the Change of Control.

Delivery Schedule:  Except as otherwise provided in Section 5 of the Award Agreement, the Company shall deliver on the vesting date one share of Stock for each Restricted Stock Unit that vests on such date, less any shares to be withheld pursuant to Section 11 of the Award Agreement.

Additional Terms/Acknowledgements:  The Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Award Agreement, and the Plan.  Participant further acknowledges that as of the Date of Grant, this Grant Notice, the Award Agreement, and the Plan set forth the entire understanding between Participant and the Company regarding the Award and supersede all prior oral and written agreements on that subject.

ADOBE SYSTEMS INCORPORATED:

By:

Title:

Participant Signature:

Date:

ADOBE SYSTEMS INCORPORATED

AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

(DIRECTOR — ANNUAL GRANT)

Pursuant to the Grant Notice (“Grant Notice”) and this Award Agreement (“Award Agreement”), Adobe Systems Incorporated (the “Company”) has awarded you, pursuant to its Amended and Restated 2003 Equity Incentive Plan (the “Plan”), a Restricted Stock Unit Award for that number of Restricted Stock Units as indicated in the Grant Notice. Unless otherwise defined herein or the Grant Notice, capitalized terms shall have the meanings set forth in the Plan. Subject to adjustment and the terms and conditions as provided herein and in the Plan, each Restricted Stock Unit shall represent the right to receive one (1) share of Stock.

The details of your Award, in addition to those set forth in the Grant Notice, are as follows.

1.             NUMBER OF STOCK UNITS AND SHARES OF STOCK.

(a)           The number of Restricted Stock Units subject to your Award and the number of shares of Stock deliverable with respect to such Restricted Stock Units will be adjusted from time to time for capitalization adjustments as described in the Plan. You shall receive no benefit or adjustment to your Award with respect to any cash dividend or other distribution that does not result in a capitalization adjustment pursuant to the Plan; provided, however, that this sentence shall not apply with respect to any shares of Stock that are subject to your Award after such shares have been delivered to you.

(b)           Any additional Restricted Stock Units, shares of Stock, cash or other property that become subject to the Award pursuant to this Section 1 shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Stock Units and shares of Stock covered by your Award.

(c)           Notwithstanding the provisions of this Section 1, no fractional Restricted Stock Units or rights for fractional shares of Stock shall be created pursuant to this Section 1. The Board shall, in its discretion, determine an equivalent benefit for any fractional Restricted Stock Units or fractional shares that might be created by the adjustments referred to in this Section 1.

2.             PAYMENT BY YOU. Except as otherwise provided in the Grant Notice, this Award has been granted in consideration of your Services to the Company (or any other Participating Company, as applicable). Subject to Section 11 below, and except as otherwise provided in the Grant Notice, you will not be required to make any payment to the Company (other than your past and future services with the Company (or any other Participating Company, as applicable)) with respect to your receipt of the Award, the vesting of the Restricted Stock Units, or the delivery of the shares of Stock underlying the Restricted Stock Units.

3.             VESTING.

(a)           The Restricted Stock Units shall vest, if at all, as provided in the Vesting Schedule set forth in your Grant Notice, this Award Agreement, and the Plan, provided that vesting shall cease upon the termination of your Service, except as otherwise set forth herein.

(b)           If your Service with the Company terminates because of your death or Disability, then you will be given credit for an additional twelve (12) months of continuous Service; provided,

however, that in no event shall such applicable vesting exceed 100% vesting of your Award. For purposes of this provision, (i) your Service shall be deemed to have terminated on account of death if your death occurs within three (3) months after your termination of Service, and (ii) “Disability” shall mean your permanent and total disability within the meaning of Section 22(e)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and any applicable regulations promulgated thereunder to the extent not inconsistent with the regulations under Section 409A of the Code.

(c)           The determination that your Service was terminated shall be made by the Company (or any Participating Company, as applicable) in its sole discretion. Any such determination by the Company (or any Participating Company, as applicable) for the purposes of this Award Agreement shall have no effect upon any determination of the rights or obligations of you or the Company (or any Participating Company, as applicable) for any other purpose.

4.             DISTRIBUTION OF SHARES OF STOCK. Subject to the provisions of this Award Agreement (including Sections 5 and 11 below) and the Plan, the Company shall deliver to you on the applicable vesting date one (1) share of Stock for each Restricted Stock Unit that vests on such date. Absent a proper deferral election pursuant to Section 5 below, this Award is intended to be exempt from Code Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(4) and will be construed in accordance therewith to the greatest extent permitted under applicable law, with vested shares issued hereunder not later than the 15th day of the third month following the end of the tax year (the Company’s or the Participant’s, whichever is later) in which such shares are no longer subject to a substantial risk of forfeiture.  To the extent this Award is not so exempt and must comply with Code Section 409A, and absent a proper deferral election, vested shares will be issued not later than December 31st of the year of vesting, or, if later, the 15th day of the third calendar month after the applicable vesting date.

5.             DEFERRAL ELECTION. If permitted by the Company to do so, you may elect to defer receipt of the shares of Stock that would otherwise be issued pursuant to the vesting of your Award in accordance with the terms and conditions, including the applicable eligibility requirements, of the Company’s Deferred Compensation Plan. The Board (or an appropriate committee thereof) will, in its sole discretion, establish the rules and procedures for such deferrals.

6.             SECURITIES LAW COMPLIANCE. The grant of your Award and the issuance of any shares of Stock thereunder shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. You may not be issued any shares of Stock if such issuance would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, you may not be issued any shares of Stock unless (i) a registration statement under the Securities Act shall at the time of issuance be in effect with respect to the shares or (ii) in the opinion of legal counsel to the Company, the shares may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. YOU ARE CAUTIONED THAT THE SHARES MAY NOT BE ISSUED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares of Stock shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the issuance of any shares of Stock pursuant to this Award, the Company may require you to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

7.             RESTRICTIVE LEGENDS. The shares of Stock issued pursuant to this Award shall be endorsed with appropriate legends, if any, determined by the Company.

8.             TRANSFER RESTRICTIONS. Prior to the time that shares of Stock have been delivered to you pursuant to this Award, you may not transfer, pledge, sell or otherwise dispose of such shares. For example, you may not use shares that may be issued in respect of your Restricted Stock Units as security for a loan, nor may you transfer, pledge, sell or otherwise dispose of such shares. This restriction on transfer will lapse upon delivery to you of shares in respect of your vested Restricted Stock Units. Your Award is not transferable, except by will or by the laws of descent and distribution, unless otherwise required by applicable law. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of Stock pursuant to this Award Agreement.

9.             AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company or the Participating Company Group, or on the part of the Company or Participating Company Group to continue such service. In addition, nothing in your Award shall obligate the Company or the Participating Company Group, their respective stockholders, boards of directors, Officers or Employees to continue any relationship that you might have as an Employee, Director or Consultant for the Company or the Participating Company Group.

10.          UNSECURED OBLIGATION. Your Award is unfunded, and even as to any Restricted Stock Units that vest, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue Stock pursuant to this Award Agreement. You shall not have voting or any other rights as a stockholder of the Company with respect to the Stock acquired pursuant to this Award Agreement until such Stock is issued to you pursuant to this Award Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company with respect to the Stock so issued. Nothing contained in this Award Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

11.          WITHHOLDING OBLIGATIONS. Regardless of any action taken by the Company or the Participating Company Group with respect to any or all income, employment, social insurance, or payroll taxes, payment on account or other tax-related withholdings or payments (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company and Participating Company Group (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of your Award, the subsequent sale of shares acquired pursuant to this Award, or the receipt of any dividends and (ii) do not commit to structure the terms of the grant or any other aspect of your Award to reduce or eliminate your liability for Tax-Related Items. At the time you vest in this Award, at the time you receive a distribution of shares of Stock pursuant to this Award, or at any other time as reasonably requested by the Company or the Participating Company Group, you shall pay or make adequate arrangements satisfactory to the Participating Company Group to satisfy all withholding obligations of the Participating Company Group. In this regard, at the time you vest in and/or receive a distribution of shares of Stock pursuant to this Award, or at any other time as reasonably requested by the Company or the Participating Company Group, you hereby authorize the withholding of that number of whole vested shares otherwise deliverable to you pursuant to this Award Agreement having a fair market value not in excess of the amount of the Tax-Related Items determined by the applicable minimum statutory rates. In no event may shares of Stock shall be withheld with a value exceeding the minimum amount of tax required to be withheld by law. Finally, you shall pay to the Company or Participating Company Group (as applicable) any amount of the Tax-Related Items that the Company or the Participating Company Group may be required to withhold as a result of your participation in the Plan that cannot be satisfied by the means previously described. You expressly acknowledge and agree that the Company may withhold from any compensation paid to you by the Company in partial or full satisfaction of the withholdings contemplated by this Section 11. The Company and the Participating Company Group shall have no obligation to deliver shares of Stock until you have satisfied the obligations in connection with the Tax-Related Items as described in this section.

12.          NATURE OF AWARD. In accepting your Award, you acknowledge that:

(a)           the Plan is established voluntarily by the Company; it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Award Agreement;

(b)           the grant of your Award is voluntary and occasional and does not create any contractual or other right to receive future grants of awards, or benefits in lieu of awards, even if awards have been granted repeatedly in the past;

(c)           all decisions with respect to future Awards under the Plan, if any, will be at the sole discretion of the Committee;

(d)           your participation in the Plan shall not create a right to further employment or service with the Company or the Participating Company Group and shall not interfere with any ability of the Company or the Participating Company Group to terminate your employment or service relationship at any time with or without cause;

(e)           you are voluntarily participating in the Plan;

(f)            this Award is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;

(g)           in the event that you are not an employee of the Company, your Award will not be interpreted to form an employment contract or relationship with the Company; and furthermore, your Award will not be interpreted to form an employment contract with the other members of the Participating Company Group;

(h)           the future value of the shares of Stock subject to your Award is unknown and cannot be predicted with certainty; and

(i)            no claim or entitlement to compensation or damages arises from termination of your Award or diminution in value of your Award or shares of Stock issued pursuant to your Award resulting from termination of your Service with the Company or the Participating Company Group (for any reason whether or not in breach of applicable labor laws), and you irrevocably release the Company and the Participating Company Group from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by executing the Grant Notice, you shall be deemed irrevocably to have waived your entitlement to pursue such a claim.

13.          DELIVERY OF DOCUMENTS AND NOTICES. Any document relating to participating in the Plan or Program and/or notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Award Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, with postage and fees prepaid, addressed to the other party at the e-mail address, if any, provided for you by the Company or a Participating Company or at such other address as such party may designate in writing from time to time to the other party.

(a)           Description of Electronic Delivery. The Plan and Program documents, which may include but do not necessarily include the Plan prospectus, Grant Notice, Award Agreement and U.S. financial reports of the Company, may be delivered to you electronically. Such means of delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Committee’s discretion.

(b)           Consent to Electronic Delivery. You acknowledge that you have read Section 13 of this Award Agreement and consent to the electronic delivery of the Plan and Program documents, as described in this Section 13. You acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost if you contact the Company by telephone, through a postal service or electronic mail at equity@adobe.com. You further acknowledge that you will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, you understand that you must provide the Company or any designated third party with a paper copy of any documents delivered electronically if electronic delivery fails. Also, you understand that your consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if you have provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail at equity@adobe.com. Finally, you understand that you are not required to consent to electronic delivery.

14.          DATA PRIVACY CONSENT. You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among the members of the Participating Company Group for the exclusive purpose of implementing, administering and managing your participation in the Plan and Program.

You understand that the Company and the Participating Company Group hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all awards or any other entitlement to shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the Plan and Program (“Data”). You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan or Program, that these recipients may be located in your country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom you may elect to deposit any shares of Stock pursuant to this Award. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

15.          HEADINGS. The headings of the Sections in this Award Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Award Agreement or to affect the meaning of this Award Agreement.

16.          MISCELLANEOUS.

(a)           The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(b)           You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c)           You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

17.          GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

18.          APPLICABLE LAW AND VENUE.  This Award Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.  For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties as evidenced by this Award Agreement, the parties herby submit to and consent to the jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts of the United States for the Northern District of California, and no other courts, where this Award Agreement is made and/or performed.

19.          APPLICATION OF SECTION 409A.  Absent a proper deferral election, it is intended that all of the benefits and payments provided under this Award satisfy, to the greatest extent possible, the exemptions from the application of Code Section 409A provided under Treasury Regulations Section 1.409A 1(b)(4), and this Award will be construed to the greatest extent possible as consistent with those provisions.  To the extent not so exempt, this Award and the payments and benefits to be provided hereunder are intended to, and will be construed and implemented so as to, comply in all respects with the applicable provisions of Code Section 409A, and any provisions calling for payments on a termination of employment or other service shall be read to mean a “separation from service” (as defined under Treasury Regulation Section 1.409-1(h) without reference to alternative definitions thereunder).  For purposes of Code Section 409A (including, without limitation, for purposes of Treasury Regulation Section 1.409A 2(b)(2)(iii)), any right to receive any installment payments under this Award shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment.  Notwithstanding any other provision of this Award, to the extent that (i) one or more of the payments or benefits received or to be received by you upon “separation from service” pursuant to this Plan would constitute deferred compensation subject to the requirements of Code Section 409A, and (ii) you are a “specified employee” within the meaning of Code Section 409A at the time of separation from service, then to the extent delayed commencement of any portion of such payments or benefits is required in order to avoid a prohibited distribution under Code Section 409A(a)(2)(B)(i) and the related adverse taxation under Section 409A, such payments and benefits shall not be provided to you prior to the earliest of (i) the expiration of the six-month period measured from the date of separation from service, (ii) the date of your death or (iii) such earlier date as permitted under Section 409A without the imposition of adverse taxation on you.  Upon the first business day following the expiration of such applicable Code Section 409A(a)(2)(B)(i) period, all payments and benefits deferred pursuant to this paragraph shall be paid in a lump sum to you, and any remaining payments and benefits due shall be paid as otherwise provided herein.